SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report (Date of earliest event reported) June 19, 2001

WILSON GREATBATCH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16137 (Commission File Number)	16-1531026 (IRS Employer Identification No.)

10,000 Wehrle Drive, Clarence, New York (Address of principal executive offices)	14031 (Zip Code)

Registrant's telephone number, including area code (716) 759-6901

Not Applicable
(Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

        On June 19, 2001, the Registrant completed an acquisition of the Sierra Division of Maxwell Electronic Components Group, Inc., a California corporation ("Seller"), a subsidiary of Maxwell Technologies, Inc., a Delaware corporation ("Maxwell"), pursuant to an Asset Purchase Agreement dated as of June 18, 2001, by and among the Registrant, GB Acquisition Co., Inc., a Delaware corporation, Maxwell and the Seller.

        On June 19, 2001, the Registrant issued a press release, a copy of which is annexed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

        (c)     Exhibits.

10.1     -     Asset Purchase Agreement, dated as of June 18, 2001 by and among the Registrant, GB Acquisition Co., Inc., Maxwell Technologies, Inc., and Maxwell Electronic Components Group, Inc., filed herewith.

99.1     -     Press Release dated June 19, 2001, announcing the acquisition of the Seller, a leading developer and manufacturer of electromagnetic interference filters and capacitors for implantable medical devices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILSON GREATBATCH TECHNOLOGIES, INC. (Registrant)
Date: June 19, 2001	By:/s/ Arthur Lalonde Name: Arthur Lalonde Title: Senior Vice President and Chief Financial Officer